UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 6, 2006
Rent-A-Center, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-25370 (Commission File Number)	45-0491516 (IRS Employer Identification No.)
5700 Tennyson Parkway
Suite 100
Plano, Texas 75024
(Address of principal executive offices, including zip code)
(972) 801-1100
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 2.02 Results of Operations and Financial Condition.
     Attached hereto as Exhibit 99.1 is the Registrant’s press release reflecting earnings information for the quarter and year ended December 31, 2005.
     The press release contains information regarding EBITDA (earnings before interest, taxes, depreciation and amortization), which is a non-GAAP financial measure as defined in Item 10(e) of Regulation S-K. The press release also contains a reconciliation of EBITDA to the Registrant’s reported earnings before income taxes. Management of the Registrant believes that presentation of EBITDA is useful to investors, as among other things, this information impacts certain financial covenants under the Registrant’s senior credit facilities and the indenture governing its 7 1/2% Senior Subordinated Notes due 2010. While management believes this non-GAAP financial measure is useful in evaluating the Registrant, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, the non-GAAP financial measure may differ from similar measures presented by other companies.
     Pursuant to General Instruction B.2 of Form 8-K, all of the information contained in this Form 8-K and the accompanying exhibit shall be deemed to be “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and, therefore, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
          Exhibit 99.1      Press Release, dated February 6, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.
Date: February 7, 2006	By:	/s/ Robert D. Davis
		Name:	Robert D. Davis
		Title:	Senior Vice President — Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated February 6, 2006.

4